Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated November 12, 2009 relating to the consolidated financial statements of American Petroleum Tankers LLC, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” and “Summary Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, NJ

April 7, 2011